SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

STREICHER MOBILE FUELING, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT

December 8, 2006

Dear Fellow Shareholder:

The Annual Meeting of Stockholders of Streicher Mobile Fueling was held on Friday, December 8th, 2006. At the meeting, three of the four proposals described in the Proxy Statement, namely Proposal #1: The Election of Directors, Proposal #2: To Approve a Name Change to SMF Energy Corporation, and Proposal #4: To Approve Other Matters, were voted upon and approved. At the meeting, however, a vote was not taken with respect to Proposal #3: To Approve the Re-incorporation to the state of Delaware since the required approval for Proposal #3 - an affirmative vote of a majority of all shares outstanding - had not yet been obtained and a large number of shareholders had not yet cast their votes on this issue. If you are one of the shareholders who did not vote with respect to Proposal #3, your failure to vote may have the effect of a vote AGAINST this proposal. Accordingly, I am writing this letter to urge you to cast your vote as soon as possible. I would personally appreciate your immediate attention to the mailing of the enclosed proxy.

You are receiving this letter because our records indicate that you have previously received proxy material in connection with the Annual Meeting of Stockholders of Streicher Mobile Fueling, but according to our latest information, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED. If you have already sent in your vote, thank you very much. If you have not, your vote is important and we are urging you to submit it as soon as possible.

Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. The adjournment date is scheduled for December 22, 2006. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Follow the instructions on the enclosed proxy voting form to vote your shares by phone, Internet, or by mail. Remember, your broker cannot vote your shares for you unless you instruct him or her to do so.

If you have any questions relating to this stockholder meeting or voting your shares, you may call our proxy solicitor The Altman Group, toll-free at 800-314-9816 ext. 2233, between the hours of 9:00 a.m. and 11:00 p.m. Monday through Friday Eastern time.

Thank you in advance for your support.

Chairman and Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

200 West Cypress Creek Road, Suite 400 • Fort Lauderdale, FL 33309 • 954.308.4200 Phone • 954.308.4222 Fax • www.mobilefueling.com